                                  EXHIBIT 99.1


THE CARE
  GROUP
                                      NEWS
-------------------------------------------------------------------------------
One Hollow Lane, Suite 110, Lake Success, New York  11042 -- (516) 859-8383


                                    CONTACT:
                                    PAT CELLI - Chief Financial Officer
                                    (516) 869-8383



FOR IMMEDIATE RELEASE


          THE CARE GROUP, INC. SELLS ATLANTA OPERATIONS TO CARE SOUTH


         LAKE SUCCESS, NY - May 27, 1997 -- The Care Group, Inc. (NASDAQ:CARE) announced today that it has sold certain assets including the licenses of its Atlanta, Georgia operation to Care South. The sale is part of the consolidating strategy the Company has previously announced to concentrate its business efforts in New York and Texas.

         The proceeds from the sale will be used for general corporate purposes including, but not limited to, the sales and marketing programs to increase managed care contracts and hospital joint ventures.

         The Care Group is a provider of Integrated Delivery Systems for Disease Management. Disease Management programs include Pediatrics, HIV/AIDS and Oncology. The spectrum of services provided include Professional, Paraprofessional ,Infusion and Mail Order Medications. The Care Group is accredited by the Joint Commission on Accreditation of Healthcare Organizations. The Company operates branch offices in Austin, Dallas and Houston, Texas as well as Nassau County and New York City, New York.

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, including without limitation, the risk that the transaction will not be completed, as well as the risks detailed in the Companies filings and reports with the Securities and Exchange Commission. Such statements are only predictions and actual events or results may differ materially.